SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 26, 2012
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

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Pennsylvania		27-2290659
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Registrant's telephone number, including area code:  (610) 933-2000

None
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2012, Customers Bancorp Inc. (the “Company”) entered into amended and restated employment agreement with Mr. Sidhu. The amendment includes changes resulting from the Company’s bank holding company reorganization involving its wholly-owned subsidiary, Customers Bank, including the Company being the party to the agreement and the services of the executive being rendered principally in Wyomissing, Pennsylvania.  Additionally, with respect to Mr. Sidhu’s amendment, the previous limit on Mr. Sidhu’s annual incentive compensation of 100% of his base salary was eliminated.

This summary of these employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of these agreements, which can be found via the exhibits to this Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Employment Agreement, dated as of March 26, 2012, by and between Customers Bancorp and Jay S. Sidhu, incorporated by reference to Customers Bancorp’s Form S-1 filed with the SEC on March 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.
By: /s/ Thomas R. Brugger
Name: Thomas R. Brugger
Title: Executive Vice President and Chief Financial Officer

Date:   March 30, 2012